Exhibit T3A.32

Swedish Companies Registration Office	e-Certificate of registration LIMITED COMPANY
Registration number
556134-1248
	Date of registration of the company	Date of registration of current name
	1970-03-17	2018-10-24
	Document created on	Page
	2025-01-22 14:03	1 (5)

Pending matter(s)

The register indicates pending matter(s) regarding a change to the registered information at the time this certificate was created.

Swedish Companies Registration Office	e-Certificate of registration LIMITED COMPANY
Registration number
556134-1248
	Date of registration of the company	Date of registration of current name
	1970-03-17	2018-10-24
	Document created on	Page
	2025-01-22 14:03	2 (4)

Registration number:	556134-1248

Business name:	Intrum Sverige AB

Address:	105 24 STOCKHOLM

Registered office:	Stockholm

Note:

The company is registered as a private limited company.

THE COMPANY WAS FORMED

1970-02-13

SHARE CAPITAL

Share capital :	SEK	2,200,000
Min :	SEK	2,000,000
Max :	SEK	8,000,000
Share capital :		22,000
Min :		20,000
Max :		80,000

BOARD MEMBER, CHAIR OF THE BOARD

750408	Sova, Tommi Juhani, c/o Intrum AB, 105 24 STOCKHOLM

BOARD MEMBERS

771117-2937	Larsson, Mattias, c/o Intrum Sverige AB, 105 24 STOCKHOLM
690811-3357	Liljeström, Roger Ingvar, c/o Intrum Sverige AB,
105 24 STOCKHOLM

MANAGING DIRECTOR

770722-6267	Norum Lanz, Susanna Helena Berenice, c/o Intrum Sverige AB,
105 24 STOCKHOLM

AUDITORS

556271-5309	Deloitte AB, 113 79 STOCKHOLM
Represented by: 731116-0217

PRINCIPALLY RESPONSIBLE AUDITOR

731116-0217	Honeth, Patrick Olof, Rehnsgatan 11, 113 57 STOCKHOLM

Swedish Companies Registration Office	e-Certificate of registration LIMITED COMPANY
Registration number
556134-1248
	Date of registration of the company	Date of registration of current name
	1970-03-17	2018-10-24
	Document created on	Page
	2025-01-22 14:03	3 (4)

SIGNATORY POWER

The board of directors is entitled to sign.

Signatory power by any two jointly of the board members

Signatory power by any one of the board members

in combination with Norum Lanz, Susanna Helena Berenice

Furthermore, the Managing Director, in the course of normal business activities, is also entitled to sign.

ARTICLES OF ASSOCIATION

Date of the latest change: 2024-02-22

FINANCIAL YEAR

Registered financial year: 0101 – 1231

Latest annual report submitted covers financial

period 20230101-20231231

SECONDARY BUSINESS NAME

Intrum Justitia Inkassobevakning

Scandinavian Collectors

Intrum International

Justitia JJB

Intrum Justitia Kredit

Ekonomisk Administration Intrum

Justitia Upplysningsbyrå

Justitia International

I J Fakturaservice

Stockholms Inkassobyrå

Justitia Inkasso

Unicol

Intrum Factoring

Intrum E-factoring

Intrum Justitia Inkassosystem

DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES

2018-10-24 Intrum Sverige AB

2001-08-22 Intrum Justitia Sverige Aktiebolag

2000-03-13 Intrum Justitia Aktiebolag

1989-04-26 Unicol Aktiebolag

Swedish Companies Registration Office	e-Certificate of registration LIMITED COMPANY
Registration number
556134-1248
	Date of registration of the company	Date of registration of current name
	1970-03-17	2018-10-24
	Document created on	Page
	2025-01-22 14:03	4 (4)

1986-02-25 Intrum International Data Aktiebolag

1979-12-10 Kreditinformation Aktiebolag

1970-03-17 Jönköpings Juridiska Byrå Aktiebolag

The above information is an extract from the Trade and Industry

Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket

851 81 Sundsvall

0771-670 670

bolagsverket@bolagsverket.se

www.bolagsverket.se